EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No 333-51213 of The Procter & Gamble Company on Form S-8 of our report dated September 20, 2001, appearing in this Annual Report on Form 11-K of the Group Profit Sharing, Incentive and Employer Contribution Plan (France)(the "Plan") for the plan year ended June 30, 2001.



/s/PRICEWATERHOUSE COOPERS LLP
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Paris, France
September 28, 2001